Exhibit 1.1

NORWEGIAN CRUISE LINE HOLDINGS LTD.

[        ] Ordinary Shares

($.001 par value per Ordinary Share)

UNDERWRITING AGREEMENT

[            ], 2013

UNDERWRITING AGREEMENT

[            ], 2013

UBS Securities LLC

Barclays Capital Inc.

  as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), proposes to issue to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of [                ] ordinary shares (the “Firm Shares”), $.001 par value per share (the “Ordinary Shares”), of Holdings. In addition, Holdings proposes to grant to the Underwriters the option to subscribe for up to an additional [                ] Ordinary Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

Holdings is a newly formed Bermuda company. The shareholders of NCL Corporation Ltd., a Bermuda company (“NCL Corporation”), will each contribute their respective ownership interests in NCL Corporation to Holdings concurrently with initial issuance of Shares contemplated hereby and Holdings will own all of the ordinary shares of NCL Corporation (the “Corporate Reorganization”). In connection with the Corporate Reorganization, (x) Holdings and NCL Corporation will take certain actions and enter into certain agreements as more fully described in the Registration Statement under “Prospectus Summary—Corporate Reorganization” and the other sections of the Registration Statement referenced therein and (y) the Apollo Funds, the TPG Viking Funds, and Genting HK (each as defined in the Registration Statement) will enter into certain transactions which effect a reorganization of their shareholdings and the transfer of their interests in the Company to their affiliates (the items in clauses (x) and (y) together with the Corporate Reorganization, the “Structuring Transactions”). Unless the context otherwise requires, references herein to the “Company” refer (i) to NCL Corporation prior to the consummation of the Corporate Reorganization and (ii) to Holdings upon and after the consummation of the Corporate Reorganization.

Holdings and the Underwrites agree that, in connection with the proposed offering of the Shares, UBS Financial Services Inc. (“UBS-FinSvc”) will administer a directed share

program (the “Directed Share Program”) under which up to [    ] Firm Shares, or 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to Holdings’ officers, directors, employees and consultants and other persons having a relationship with Holdings as designated by Holdings (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. Holdings has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which Holdings has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

Holdings has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-175579) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses relating to the Shares. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by Holdings with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

As used in this Agreement, “business day” shall mean a day on which the Commission’s office in Washington, D.C. is open for business. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

Holdings has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [            ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Ordinary Shares.

The Company and the Underwriters agree as follows:

1. Issue and Subscription. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, Holdings agrees to issue to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to subscribe for the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof at a subscription price of $[        ] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Option”) to subscribe for, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to subscribe for, severally and not jointly, ratably in accordance with the number of Firm Shares to be subscribed by each of them, all or a portion of the Additional Shares, at the same subscription price per share to be paid by the Underwriters to the Company for the Firm Shares. The Option may be exercised (a) only to cover over-allotments in the sale of the Firm Shares by the Underwriters and (b) by UBS Securities LLC (“UBS”) and Barclays Capital Inc. (“Barclays”) on

behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of subscription”); provided, however, that no additional time of subscription shall be earlier than the “time of subscription” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The number of Additional Shares to be issued to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being subscribed for as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS and Barclays may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the subscription price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [                    ] (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of subscription.” Electronic transfer of the Firm Shares shall be made to you at the time of subscription in such names and in such denominations as you shall specify.

Payment of the subscription price for the Additional Shares shall be made at the additional time of subscription in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of subscription in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the subscription for the Shares shall be made at the offices of Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the subscription for the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of Holdings and NCL Corporation. Holdings and NCL Corporation, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of subscription, each additional time of subscription, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of subscription did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of subscription, each additional time of subscription, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of subscription, the latest additional time of subscription, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of subscription did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing

Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;

(c) prior to the execution of this Agreement, neither Holdings nor NCL Corporation has, directly or indirectly, offered or issued any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or issue of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; neither Holdings nor NCL Corporation has, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [            ], 2013 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; none of Holdings, NCL Corporation or the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; Holdings has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes Holdings not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d) as of the date of this Agreement, NCL Corporation has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Capitalization” (under the column entitled “Actual”) and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of subscription and any additional time of subscription, as the case may be, Holdings shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus under the caption entitled “Capitalization” (under the column entitled “As adjusted”) and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in the case of any additional time of subscription, to the issuance of Additional Shares pursuant to the Agreement, and subject, in each case, to the subsequent issuance of Ordinary Shares upon exercise of options or the exchange of profits units of NCL Corporation disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the grant of options under existing or contemplated stock option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the subsequent issuance of Ordinary Shares upon exercise thereof); all of the issued and outstanding shares, including the Ordinary Shares, of each of Holdings and NCL Corporation have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the The NASDAQ Global Market (the “NASDAQ”);

(e) the Company (i) has been duly incorporated and is validly existing as a corporation in good standing (where such concept is legally relevant) under the laws of Bermuda, (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and (iii) has full corporate power and authority to execute and deliver this Agreement and to issue and deliver the Shares as contemplated herein (except, in the case of clause (ii) where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect);

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing (where such concept is legally relevant) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Ordinary Shares from being accepted for quotation on, or result in the delisting of Ordinary Shares from, the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(g) the Company has no subsidiaries (as defined under the Act) other than the entities listed on Annex A (collectively, including NCL Corporation upon the Corporate Reorganization, the “Subsidiaries”) and any Dormant Subsidiary; all outstanding share capital (except, in the case of certain foreign subsidiaries, for director’s qualifying shares) or membership interests of the Subsidiaries (other than any Dormant Subsidiary) are owned by the Company either directly or indirectly (and, after giving effect to the

Corporate Reorganization, in the case of NCL Corporation, all of its ordinary shares will be held directly by Holdings) free and clear of any security interest, claim, lien or encumbrance (other than (x) liens, encumbrances and restrictions imposed in connection with the Breakaway Plus Newbuild Export Credit Facility, the Existing Senior Secured Credit Facilities and the $450.0 million Senior Secured Notes (each as defined in the Prospectus), (y) as described in the Prospectus, or (z) permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions); other than the capital stock of the Subsidiaries (and any Dormant Subsidiary), the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the organizational documents of the Company and each Subsidiary (other than a Dormant Subsidiary) and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of subscription or, if later, any additional time of subscription; each Subsidiary (other than any Dormant Subsidiary) has been duly formed or incorporated, as applicable, and is validly existing as a corporation or existing as a limited liability company, as applicable, in good standing (or the functional equivalent) under the laws of the jurisdiction of its organization, with full corporate power and authority, or authority under its governing documents and the Delaware Limited Liability Company Act, as applicable, to own, lease and operate its properties and to conduct its business as and to the extent described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, except where the failure to have been duly incorporated or formed, to be validly existing, to be in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing (or the functional equivalent) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding membership interests or shares of capital stock, as applicable, of the Company and each of the Subsidiaries (other than any Dormant Subsidiary) have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive right, resale right, right of refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims and, except as otherwise set forth in the Registration Statement, the Preliminary Prospectus, the Prospectuses and the Permitted Free Writing Prospectuses, if any; and no options, warrants or other rights to purchase or subscribe for, agreements or other obligations to issue or other rights to convert any obligation into share capital or ownership interests in the Subsidiaries (other than any Dormant Subsidiary) are outstanding; as used herein, the term “Dormant Subsidiary” means any subsidiary of Holdings that owns assets and has annual revenues of $5 million or less or is dormant or otherwise inactive;

(h) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to Bermuda law or Holdings’ or NCL Corporation’s memorandum of association or bye-laws or any agreement or other instrument to which Holdings or NCL Corporation is a party except as otherwise set forth in the Registration Statement, the Preliminary Prospectus, the Prospectuses and the Permitted Free Writing Prospectuses, if any;

(i) the share capital of Holdings, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Shares are in due and proper form;

(j) this Agreement has been duly authorized, executed and delivered by each of NCL Corporation and Holdings;

(k) neither Holdings, NCL Corporation nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its memorandum of association or bye-laws (or any other equivalent organizational documents), or (B) any indenture, mortgage, deed of trust, lease, contract, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its properties are subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, other than, in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, or events that would not reasonably be expected to have a Material Adverse Effect;

(l) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of the Subsidiaries pursuant to) (A) the memorandum of association or bye-laws or any other equivalent organizational documents of Holdings, NCL Corporation or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, note agreement, loan agreement, lease, contract or other agreement or instrument to which Holdings, NCL Corporation or any of the Subsidiaries is a party or bound or to which any of their property is subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the

NASDAQ) having jurisdiction over Holdings, NCL Corporation, any of its Subsidiaries or any of its properties, or (E) any decree, judgment or order applicable to Holdings, NCL Corporation or any of the Subsidiaries or any of their respective properties, other than in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, events, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(m) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the shareholders of Holdings or NCL Corporation, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, (iv) routine informational filings required by applicable law, including, for the avoidance of doubt, actions in connection with the Structuring Transactions following the consummation of the issuance and sale of the Shares, (v) future filings and related approvals in the ordinary course of business to comply with general applicable regulatory, environmental, or other laws or applicable regulations in connection with performance of the transactions contemplated hereby, including, for the avoidance of doubt, actions in connection with the Structuring Transactions following the consummation of the issuance and sale of the Shares, (vi) as shall have been obtained or made prior to the time of subscription or (vii) actions to effectuate the Corporate Reorganization;

(n) except as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause Holdings or NCL Corporation to issue to it any Ordinary Shares, any other shares in the capital of Holdings or NCL Corporation or other equity interests of Holdings or NCL Corporation, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or subscribe for any Ordinary Shares, any other shares in the capital of Holdings or NCL Corporation or other equity interests in Holdings or NCL Corporation and (iii) no person has the right to act as an underwriter or as a financial advisor to Holdings or NCL Corporation in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause Holdings or NCL Corporation to register under the Act any Ordinary Shares, any other shares in the capital of Holdings or NCL Corporation or other equity interests in Holdings or NCL Corporation, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(o) each of Holdings, NCL Corporation and the Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of Holdings, NCL Corporation or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(p) there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Holdings or NCL Corporation, threatened to which Holdings. NCL Corporation or any of the Subsidiaries or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to Holdings, NCL Corporation or any Subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q) PricewaterhouseCoopers LLP, who have audited certain financial statements of NCL Corporation and its consolidated Subsidiaries and delivered their reports with respect to the audited consolidated financial statements of NCL Corporation as of and for the year ended December 31, 2011 included in the Registration Statement, the Preliminary Prospectuses and the Prospectus, are independent auditors with respect to the Company within the meaning of the Act and Rule 101 of the Code of Professional Conduct of the American Institute of Public Accounts and its interpretations and rulings thereunder;

(r) the consolidated historical financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of NCL Corporation and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of NCL Corporation and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the financial data set forth under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” in the Registration Statement fairly present in all material respects, on the basis stated in the Registration Statement, the information included therein and have been prepared and compiled on a consistent basis with the audited financial statements included therein (where applicable and except as otherwise noted therein);

(s) except as disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, which is determined under the Company’s stock option plans to be the closing sales price for the Company’s stock on the last market trading day prior to the grant date, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(t) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of Holdings, NCL Corporation and the Subsidiaries taken as a whole, (ii) any transaction which is material to Holdings, NCL Corporation and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by Holdings, NCL Corporation or any Subsidiary, which is material to Holdings, NCL Corporation and the Subsidiaries taken as a whole, (iv) any material change in the share capital or outstanding indebtedness of Holdings, NCL Corporation or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of Holdings, NCL Corporation or any Subsidiary (other than, in the case of clauses (ii) through (iv), in connection with the Structuring Transactions);

(u) the Company has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (a “Lock-Up Agreement”), of each Person or entity listed on Exhibit A-1 hereto;

(v) the Company has obtained for the benefit of the Underwriters a lock-up agreement (the “Directed Share Lock-Up Agreement” it being understood and agreed that the Directed Share Lock-Up Agreement will conform to the description thereof in the Registration Statement) of each Directed Share Participant purchasing more than $1,000,000 of Shares in the Directed Share Program (each such participant, a “Specified Directed Share Participant”);

(w) (i) neither Holdings, NCL Corporation nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and (ii) based on the current and currently anticipated method of operation of Holdings, NCL Corporation and their respective Subsidiaries, Holdings should not be a passive foreign investment company (as such term is defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) for the 2013 taxable year and for the foreseeable future;

(x) (i) the Company and each of the Subsidiaries have good and marketable title to all properties and assets owned by it, free and clear of all liens, encumbrances and defects except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made by such property by the Company and each of the Subsidiaries; and (ii) the Company and each of the Subsidiaries owns or leases all such real properties as are necessary to the conduct of its respective operations as currently conducted; except in the case of each of clauses (i) and (ii) as would not reasonably be expected to have a Material Adverse Effect;

(y) the Company and each of the Subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of each of Holdings and NCL Corporation, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of each of Holdings and NCL Corporation, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the knowledge of each of Holdings and NCL Corporation, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of each of Holdings and NCL Corporation, threatened action, suit, proceeding or claim by any third party that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party;

(z) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) no labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of each of Holdings and NCL Corporation, is threatened and (ii) (A) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its Subsidiaries that is subject to Section 302 of ERISA; (B) each of the Company and each of the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (C) each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (D) none of the Company or any of its Subsidiaries has incurred or, except as set forth or contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA;

(aa) the Company and its Subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(bb) there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required under U.S. federal law or the laws of any state, or any political subdivision thereof, or of Bermuda to be paid in connection with the execution and delivery of this Agreement or the issuance hereunder by Holdings of the Shares;

(cc) the Company and each of the Subsidiaries have filed all non-U.S. and U.S. federal, state and local tax returns that are required to be filed (taking into account valid extensions), except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have paid all taxes required to have been paid by them (including in their capacity as a withholding agent) and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(dd) the Company and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate, including protection and indemnity and business interruption insurance; such insurance is in amounts and insures against such reasonably foreseeable losses and risks to an extent which is in accordance with customary industry practice to protect the Company and its Subsidiaries and their respective businesses; and none of Holdings, NCL Corporation or any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business, except which, in the case of clause (i) or (ii) above, would not, individually or in the aggregate, have a Material Adverse Effect;

(ee) none of Holdings, NCL Corporation or any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of Holdings and NCL Corporation, any other party to any such contract or agreement except for any termination or non-renewal as would not have a Material Adverse Effect;

(ff) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(gg) none of Holdings, NCL Corporation or any of the Subsidiaries are aware of any material weakness in their internal controls over financial reporting; and the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, Holdings and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(hh) no “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ii) none of Holdings, NCL Corporation or any of the Subsidiaries or, to the knowledge of Holdings and NCL Corporation, any director, officer, employee, agent or other person associated with or acting on behalf of Holdings, NCL Corporation or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee for corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment kickback or other unlawful payment;

(jj) the operations of Holdings and NCL Corporation and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving Holdings, NCL Corporation or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings and NCL Corporation, threatened;

(kk) none of Holdings, NCL Corporation or any of the Subsidiaries or, to the knowledge of Holdings, NCL Corporation, any director, officer, agent, employee or affiliate of Holdings, NCL Corporation or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by or enforced by such authorities;

(ll) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or membership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(mm) (i) all dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Bermuda, be paid in United States Dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) under such current laws and regulations are or will be otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda;

(nn) the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares in the capital of Holdings or NCL Corporation, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase or subscribe for shares or any other securities of Holdings or NCL Corporation to have any right to acquire any preferred shares of Holdings or NCL Corporation;

(oo) neither Holdings nor NCL Corporation has received any notice from the NASDAQ regarding the delisting of the Ordinary Shares from the NASDAQ;

(pp) except pursuant to this Agreement, neither Holdings or NCL Corporation nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(qq) neither Holdings or NCL Corporation nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of the Shares;

(rr) to the knowledge of Holdings and NCL Corporation, there are no affiliations or associations between (i) any member of FINRA and (ii) Holdings or NCL Corporation or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of unregistered equity securities of Holdings or NCL Corporation that were acquired at any time on or after the 180th day immediately preceding the date Registration Statement (No.         )was initially filed by NCL Corporation with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus;

(ss) the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free

Writing Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered;

(tt) neither Holdings nor NCL Corporation has offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of Holdings, NCL Corporation or any of the Subsidiaries to alter the customer’s or supplier’s level or type of business with Holdings, NCL Corporation or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about Holdings, NCL Corporation or any of the Subsidiaries or any of their respective products or services;

(uu) it is not necessary under the laws of any jurisdiction in which each of Holdings and NCL Corporation is organized or does business that any of the holders of the Shares be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of this Agreement;

(vv) each of Holdings and NCL Corporation has the power to submit and has taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”);

(ww) subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for each of Holdings and NCL Corporation, a holder of Shares, and each Underwriter are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of each of Holdings and NCL Corporation for the enforcement of their respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than the requirement to post a bond or guarantee with respect to court costs and legal fees;

(xx) subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for each of Holdings and NCL Corporation, the courts of the jurisdiction of formation and domicile of each of Holdings and NCL Corporation will recognize and enforce a judgment obtained against each of Holdings and NCL Corporation in a New York Court in an action arising out of or in connection with this Agreement, in each case, without reconsidering the merits thereof; and

(yy) each of Holdings and NCL Corporation acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including Holdings and NCL Corporation, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

In addition, any certificate signed by any officer of Holdings, NCL Corporation or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by each of Holdings and NCL Corporation, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of Holdings and NCL Corporation. Each of Holdings and NCL Corporation, jointly and severally, agree:

(a) to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that Holdings shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if Holdings shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, Holdings will prepare, at its expense, promptly upon reasonable request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, Holdings will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and Holdings will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which Holdings agrees to file in a timely manner in accordance with such Rules);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any

Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected as soon as reasonably practicable in writing;

(e) subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by Holdings with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by Holdings pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected as soon as reasonably practicable in writing; and to promptly notify you of such filing;

(f) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158, provided that (i) such delivery requirements to the Company’s security holders shall be deemed satisfied by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”);

(h) to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i) [reserved];

(j) to apply the net proceeds from the issue of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus and to file such reports with the Commission with respect to the issue of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(k) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares including any stock or transfer taxes and any stamp, issuance or similar duties payable upon the issuance or delivery of the Shares to the Underwriters or by the Underwriters to the initial investors, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters, subject to a cap of $25,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other reasonable disbursements of counsel to the Underwriters relating to FINRA matters, subject to a cap of $25,000, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of Holdings and NCL Corporation relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of Holdings and NCL Corporation and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the other obligations of Holdings and NCL Corporation hereunder; except as otherwise explicitly provided in this Agreement (including, without limitation, this Section 4(k), Sections 5 and 9 and the final paragraph of Section 7 hereof), the Underwriters shall pay the costs and expenses incurred by them in connection with the offering of the Shares contemplated hereby, including the fees and expenses of their legal counsel.

(l) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(m) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS and Barclays not to (i) issue, offer, sell, contract or agree to issue or sell, hypothecate, pledge, grant any option to subscribe for or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the issuance, offer and sale, and the registration of the offer and sale of the Shares as contemplated by this Agreement, including the filing of the Exchange Act Registration Statement, (B) issuances of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee and director share options exercisable pursuant to option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus provided that Holdings and NCL Corporation shall cause any (i) named executive officer in the Registration Statement, (2) director or (3) shareholder of more than five percent of the then outstanding Ordinary Shares (after giving effect to such exercise) who receives Ordinary Shares upon exercise of such options during the Lock-Up Period to execute, and deliver to UBS and Barclays, a Lock-Up Agreement (if not already party thereto) in substantially the form of Exhibit A hereto for the remaining balance of the Lock-Up Period (including any extension thereof as provided therein), (D) the issuance of Ordinary Shares of Holdings in connection with the transactions described under the caption “Prospectus Summary—Corporate Reorganization” in the Registration Statement, (E) the issuance of Ordinary Shares pursuant to any non-employee director stock plan or dividend reinvestment plan, (F) the filing of any Registration Statement on Form S-8 under the Securities Act with respect to arrangements disclosed in the Prospectus and the registration of Ordinary Shares thereunder and (G) the issuance of any Ordinary Shares to owners of businesses which Holdings may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses, or in connection with joint ventures between Holdings or any of the Subsidiaries on the one hand, and another company, or to management employees of such businesses in connection with such acquisitions or joint ventures, subject to a cap of [    ]% of the outstanding shares; provided that each recipient who receives any such Ordinary Shares executes, and delivers to UBS and Barclays, a Lock-Up Agreement (if not already party thereto) in substantially the form of Exhibit A hereto for the remaining balance of the Lock-Up Period (including any extension thereof as provided therein). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period Holdings or NCL Corporation issues an earnings release or material news or a material event relating to Holdings or NCL Corporation occurs, or (y) prior to the expiration of the Lock-Up Period, Holdings or NCL Corporation announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this Section 4(m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Holdings or NCL Corporation will provide UBS and Barclays and any co-managers and each individual subject to the Lock-Up Period pursuant to the lockup letters described in Section 3(u) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(n) prior to the time of subscription or any additional time of subscription, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to Holdings or NCL Corporation or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of Holdings or NCL Corporation or any Subsidiary, or the offering of the Shares, without your prior consent which shall not be unreasonably withheld;

(o) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(p) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings or NCL Corporation to facilitate the sale or resale of the Shares;

(q) to use its reasonable best efforts to cause the Ordinary Shares, including the Shares, to be listed for quotation on the NASDAQ subject to notice of issuance and evidence of satisfactory distribution at or prior to the time of subscription or the additional time of subscription, as the case may be, and to maintain the listing of the Ordinary Shares, including the Shares, for quotation on the NASDAQ;

(r) to cause each Specified Directed Share Participant to execute a Directed Share Lock-Up Agreement and otherwise to cause the Reserved Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Shares during the lock-up period set forth in such Directed Share Lock-Up Agreement or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of Holdings or NCL Corporation, a registrar for the Ordinary Shares; and

(t) to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of Holdings or NCL Corporation from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release that is satisfactory to UBS and Barclays promptly following Holdings’ or NCL Corporation’s receipt of any notification from UBS and Barclays in which the Underwriters indicate such intention, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent UBS and Barclays, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Holdings or NCL Corporation has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason (other than the termination of this Agreement pursuant to the sixth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder or the occurrence of any event specified in Section 7(A), 7(C), 7(D) or 7(E)), the Company shall, in addition to paying the amounts described in Section 4(k) hereof, reimburse the Underwriters for all of their actual accountable out-of-pocket expenses, including the reasonable fees and reasonable disbursements of their counsel.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of Holdings and NCL Corporation on the date hereof, at the time of subscription and, if applicable, at the additional time of subscription, the performance by Holdings and NCL Corporation of their obligations hereunder (except as would have a de minimis effect) and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of subscription and, if applicable, at the additional time of subscription, an opinion letter and a negative assurance letter of O’Melveny & Myers LLP, counsel for Holdings and NCL Corporation, addressed to the Underwriters, and dated the time of subscription or the additional time of subscription, as the case may be, with executed copies for each Underwriter, substantially in the form as set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of subscription and, if applicable, at the additional time of subscription, an opinion of Daniel Farkas, Senior Vice President and General Counsel of Holdings and NCL Corporation, addressed to the Underwriters, and dated the time of subscription or the additional time of subscription, as the case may be, with executed copies for each Underwriter, substantially in the form as set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of subscription and, if applicable, at the additional time of subscription, an opinion of Cox Hallett Wilkinson Limited, Bermuda counsel for Holdings and NCL Corporation, addressed to the Underwriters, and dated the time of subscription or the additional time of subscription, as the case may be, with executed copies for each Underwriter, substantially in the form as set forth in Exhibit D hereto.

(d) The Company shall furnish to you at the time of subscription and, if applicable, at the additional time of subscription, an opinion of Clyde & Co LLP, English counsel for Holdings and NCL Corporation, addressed to the Underwriters, and dated the time of subscription or the additional time of subscription, as the case may be, with executed copies for each Underwriter, substantially in the form as set forth in Exhibit E hereto.

(e) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of subscription and, if applicable, the additional time of subscription, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms reasonably satisfactory to UBS and Barclays, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(f) You shall have received at the time of subscription and, if applicable, at the additional time of subscription, the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the time of subscription or the additional time of subscription, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g) You shall have received at the time of subscription and, if applicable, at the additional time of subscription, the favorable opinion of Appleby Global, Bermuda counsel for the Underwriters, dated the time of subscription or the additional time of subscription, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h) [reserved]

(i) The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the

Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(j) Prior to and at the time of subscription, and, if applicable, the additional time of subscription, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(k) The Company will, at the time of subscription and, if applicable, at the additional time of subscription, deliver to you a certificate of its President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer confirm, dated the time of subscription or the additional time of subscription, as the case may be, in the form attached as Exhibit F hereto.

(l) The Company will, at the time of subscription and, if applicable, at the additional time of subscription, deliver to you a certificate of its Executive Vice President and Chief Financial Officer regarding certain financial information in the Registration Statement, Preliminary Prospectuses and Prospectus, dated the time of subscription or the additional time of subscription, as the case may be, in a form reasonably acceptable to the Representatives.

(m) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of subscription and the additional time of subscription, as the case may be.

(n) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of subscription or the additional time of subscription, as the case may be.

(o) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p) You shall have received evidence, reasonably satisfactory to the Representatives, that the Company has consummated the Corporate Reorganization.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE, the American Stock Exchange or the NASDAQ; (C) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the issue to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such issue is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be subscribed for by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof), then each of Representatives may in its discretion arrange for such Representative or another party or other parties to subscribe for such Firm Shares on the terms contained herein. If within twenty-four hours after such default by any Underwriter a Representative does not arrange for the subscription for such Firm Shares, then the Company shall be entitled to a further period of twenty-four hours (which may be waived by the Company) within which to procure another party or other parties reasonably satisfactory to the Representatives to subscribe for such Firm Shares on such terms.

If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters by a Representative and the Company as provided in the first paragraph of this Section 8, the aggregate number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to subscribe for pursuant to Section 1 hereof) the number of Firm Shares agreed to be subscribed for by all such defaulting Underwriters (less any Firm Shares for which other arrangements for subscription have been made as provided in the first paragraph of this Section 8), as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not issue any Firm Shares hereunder unless all of the Firm Shares are subscribed by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Representative, the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or you shall have the right to postpone the time of subscription for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If, after giving effect to any arrangements for the subscription for the Firm Shares of a defaulting Underwriter or Underwriters by a Representative and the Company as provided in the first paragraph of this Section 8, the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to subscribe for exceeds 10% of the total number of Firm Shares which all Underwriters agreed to subscribe for hereunder, and if the non-defaulting Underwriters, the Representatives and the Company shall not have made arrangements within the five business day period stated above for the subscription of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to subscribe for hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) Holdings and NCL Corporation, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holding) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of Holdings or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (iii) the Directed Share Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program”.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, Holdings and NCL Corporation agree to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors, officers and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of Holdings and NCL Corporation for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided, however, that neither Holdings nor NCL Corporation shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. Section 9(c) shall apply equally to any Proceeding (as defined below) brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against Holdings or NCL Corporation pursuant to the immediately preceding sentence, except that Holdings and NCL Corporation shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 9(a), in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless Holdings, NCL Corporation, their directors and officers, and any person who controls Holdings or NCL Corporation within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, Holdings, NCL Corporation or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to Holdings expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to Holdings expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against Holdings, NCL Corporation or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise unless and to the extent the indemnifying party did not otherwise learn of such Proceeding and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses as determined by a final non-appealable judicial determination. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 9(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings and NCL Corporation on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings and NCL Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by Holdings and NCL Corporation on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Holdings and NCL Corporation, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of Holdings and NCL Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by Holdings and NCL Corporation or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) Holdings, NCL Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Holdings and NCL Corporation contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of Holdings, NCL Corporation, directors or officers or any person who controls Holdings or NCL Corporation within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or, in the case of Holdings, the issuance and delivery of the Shares. Holdings, NCL Corporation and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of Holdings and NCL Corporation, against any of the Holdings’ or NCL Corporation’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth [                ] and the statements set forth in the [            ] and [            ] paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate/Michael Ryan (fax: (212) 713-3371); if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at NCL Corporation Ltd., 7665 Corporate Center Drive, Miami, Florida 33126 (facsimile: (305) 436-4117), Attention: Daniel Farkas.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each

Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the subscription for and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the subscription for and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, Holdings, NCL Corporation and their successors and assigns and any successor or assign of any substantial portion of Holdings,’ NCL Corporation and any of the Underwriters’ respective businesses and/or assets.

18. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

19. Foreign Taxes. All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which such Company is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

20. Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

21. Miscellaneous. (a) UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

(b) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

Norwegian Cruise Line Holdings Ltd.

By:
Name:
Title:

NCL Corporation Ltd.

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS Securities LLC
Barclays Capital Inc.

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
DNB Markets, Inc.
HSBC Securities (USA) Inc.
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Apollo Global Securities, LLC

Total

SCHEDULE B

[To come]

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

A-1

EXHIBIT A-1

[LIST OF PERSONS AND ENTITIES TO EXECUTE LOCK-UP AGREEMENTS]

A-1-1

EXHIBIT B

OPINION OF O’MELVENY & MYERS LLP

To be delivered pursuant to Section 6(a)

B-1

EXHIBIT C

OPINION OF DANIEL FARKAS, SENIOR VICE PRESIDENT AND GENERAL COUNSEL

To be delivered pursuant to Section 6(b)

C-1

EXHIBIT D

OPINION OF COX HALLETT WILKINSON LIMITED

To be delivered pursuant to Section 6(c)

D-1

EXHIBIT E

OPINION OF CLYDE & CO LLP

To be delivered pursuant to Section 6(d)

E-1

EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Kevin M. Sheehan, President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., a Bermuda company (the “Company”), and Wendy A. Beck, Executive Vice President and Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated [                    ], 2013 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC and Barclays Capital Inc., that as of [                    ], 2013:

1.	He or she has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof (except as would have a de minimis effect).

4.	The conditions set forth in paragraph (j) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this [            ].

Name:	Kevin M. Sheehan
Title:	President and Chief Executive Officer

Name:	Wendy A. Beck
Title:	Executive Vice President and Chief Financial Officer

F-1

Annex A

Subsidiaries

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
NCL Corporation Ltd.	Norwegian Cruise Line Holdings Ltd.	100	Bermuda
Arrasas Limited	NCL Corporation Ltd.	100	Isle of Man
NCL International, Ltd.	Arrasas Limited	100	Bermuda
NCL (Bahamas) Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway One, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Two, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Three, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Four, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Epic, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Dawn Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Gem, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Jewel Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Pearl, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Spirit, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Star Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Sun Limited	NCL International, Ltd.	100	Bermuda
Norwegian Sky, Ltd.	NCL International, Ltd.	100	Bermuda
NCL America Holdings, LLC	Arrasas Limited	100	Delaware
NCL America LLC	NCL America Holdings, LLC	100	Delaware

A-1

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
Polynesian Adventure Tours, LLC	NCL America Holdings, LLC	100	Hawaii
PAT Tours, LLC	NCL America Holdings, LLC	100	Delaware
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	100	Delaware
Pride of Hawaii, LLC	NCL America Holdings, LLC	100	Delaware
Great Stirrup Cay, Ltd.	NCL (Bahamas) Ltd.	100	Bahamas

A-2